CNL Strategic Capital, LLC S-1

Exhibit 10.7

FORM OF INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AGREEMENT (the “Agreement”) is made and entered into as of the _____ day of June, 2017, by and among CNL Strategic Capital, LLC, a Delaware limited liability company (the “Company”) and , a director and/or officer of the Company (the “Indemnitee”).

WITNESSETH:

WHEREAS, damages sought against directors and officers in shareholder or similar litigation by class action plaintiffs may be substantial, and the costs of defending such actions and of judgments in favor of plaintiffs or of settlement therewith may be prohibitive for individual directors and officers, without regard to the merits of a particular action and without regard to the culpability of, or the receipt of improper personal benefit by, any named director or officer to the detriment of the corporation; and

WHEREAS, the issues in controversy in such litigation usually relate to the knowledge, motives and intent of the director or officer, who may be the only person with firsthand knowledge of essential facts or exculpating circumstances who is qualified to testify in his defense regarding matters of such a subjective nature, and the long period of time which may elapse before final disposition of such litigation may impose undue hardship and burden on a director or officer or his estate in launching and maintaining a proper and adequate defense of himself or his estate against claims for damages; and

WHEREAS, the Company is organized pursuant to, and in accordance with, the Delaware Limited Liability Company Act (6 Del. C. § 18-101 et seq.), as amended from time to time (the “Act”) by the filing of a Certificate of Formation of the Company with the Secretary of State of the State of Delaware; and

WHEREAS, pursuant to 6 Del. C. § 18-108 Indemnification, subject to such standards and restrictions, if any, as are set forth in the Company’s limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever; and

WHEREAS, Article XVI of the Amended and Restated Limited Liability Company Agreement, as they may be amended or amended and restated from time to time (the “LLC Agreement), provides that the Company may indemnify and hold harmless directors, officers, employees, tax matters partner or agent of the Company, as such terms are defined in the LLC Agreement; and

WHEREAS, the Board of Directors of the Company (the “Board”) has concluded that it is advisable and in the best interests of the Company to enter into an agreement to indemnify in a reasonable and adequate manner the Indemnitee and to assume for itself liability for expenses and damages in connection with claims lodged against the Indemnitee for the Indemnitee’s decisions and actions as a director and/or officer of the Company or any of its Subsidiaries, or as an officer of CNL Strategic Capital Management, LLC, a Delaware limited liability company and advisor to the Company (the “Manager”) or Levine Leichtman Strategic Capital, LLC (the “Sub-Manager” and collectively with such Subsidiaries, the “Affiliates”).

NOW, THEREFORE, in consideration of the foregoing, and of other good and valuable consideration, the receipt and sufficiency of which is acknowledged by each of the parties hereto, the parties agree as follows:

I. DEFINITIONS

For purposes of this Agreement, the following terms shall have the meanings set forth below:

A.       “Board” shall have the meaning set forth in the Recitals hereof.

B.        “Change in Control” shall mean a change in the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of the Company, or any successor in interest thereto, whether through the ownership of Voting Securities, by contract or otherwise, including but not limited to a change which would be required to be reported under Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934 as in effect on the date hereof (the “Exchange Act”) or as may otherwise be determined pursuant to a resolution of the Board.

C.        “Corporate Status” shall mean: (i) the status of a person who is or was a director or officer of the Company or any of the Affiliates, or a member of any committee of the Board; and (ii) the status of a person who, while a director or officer of the Company, is or was serving at the request of the Company as a director, officer, partner (including service as a general partner of any limited partnership), trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, other incorporated or unincorporated entity or enterprise or employee benefit plan.

D.        “Disinterested Director” shall mean a director of the Company who neither is nor was a party to the Proceeding with respect to which indemnification and/or advance of Expenses is being sought by the Indemnitee.

E.        “Effective Date” means the date set forth in the first paragraph of this Agreement.

F.        “Expenses” shall mean expenses of Proceedings including, without limitation, all attorneys’ fees, retainers, court costs, transcript costs, fees of experts, investigation fees and expenses, accounting and witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, federal, state, local or foreign taxes imposed on Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, being or preparing to be a witness in or investigating a Proceeding. Expenses shall also include Expenses incurred in connection with any appeal resulting from any Proceeding including, without limitation, the premium, security for and other costs relating to any cost bond, supersedeas bond or other appeal bond or its equivalent.

G.        “Good Faith Act or Omission” shall mean an act or omission of the Indemnitee reasonably believed by the Indemnitee to be in the best interests of the Company and not: (i) one involving negligence or misconduct, or, if the Indemnitee is an independent director, one involving gross negligence or willful misconduct; (ii) one that was material to the loss or liability and that was committed in bad faith or that was the result of active or deliberate dishonesty; (iii) one from which the Indemnitee actually received an improper personal benefit in money, property or services; or (iv) in the case of a criminal Proceeding, one as to which the Indemnitee had cause to believe his or her conduct was unlawful.

H.        “Liabilities” shall mean liabilities of any type whatsoever, including, without limitation, any judgments, fines, excise taxes and penalties under the Employee Retirement Income Security Act of 1974, as amended, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or with respect to such judgments, fines, penalties or amounts paid in settlement) in connection with the investigation, defense, settlement or appeal of any Proceeding or any claim, issue or matter therein.

H.       “Proceeding” shall mean any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding whether civil, criminal, administrative or investigative, or any appeal therefrom, except one pending or completed on or before the Effective Date, unless otherwise specifically agreed in writing by the Company and Indemnitee. If Indemnitee reasonably believes that a given situation may lead to or culminate in the institution of a Proceeding, such situation shall also be considered a Proceeding.

I.         “Trust” shall have the meaning ascribed to it in Article IX herein.

J.         “Trustee” shall have the meaning ascribed to it in Article IX herein.

K.       “Subsidiary” shall mean any corporation, limited liability company, partnership, business trust or other entity of which the Company, directly or indirectly, owns or controls at least fifty percent (50%) of the voting securities or economic interests.

L.        “Undertakings” shall have the meaning ascribed to it in Article V herein.

M.       “Voting Securities” shall mean any securities of the Company that are entitled to vote generally in the election of directors.

II. TERMINATION OF AGREEMENT

This Agreement shall continue until and terminate on the later of (i) the date that Indemnitee shall have ceased to serve as a director, officer, employee or agent of the Company or as a director, trustee, officer, partner, manager, managing member, fiduciary, employee or agent of any other foreign or domestic corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise that such person is or was serving in such capacity at the request of the Company and (ii) the date that Indemnitee is no longer subject to any actual or possible Proceeding (including any rights of appeal thereto and any Proceeding commenced by Indemnitee pursuant to Section 12 of this Agreement).

III. SERVICE BY INDEMNITEE, NOTICE OF
PROCEEDINGS, DEFENSE OF CLAIMS

A.       Notice of Proceedings. The Indemnitee agrees to notify the Company promptly in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification or advancement of Expenses covered hereunder. However, the Indemnitee’s failure to so notify the Company shall not relieve the Company from any liability it may have to the Indemnitee under this Agreement, except to the extent that the Indemnitee’s failure to so notify the Company materially prejudices the Company with respect to said Proceeding or matter.

B.        Defense of Claims. The Company will be entitled to participate, at its own expense, in any Proceeding of which it has notice. The Company jointly with any other indemnifying party similarly notified of any Proceeding will be entitled to assume the defense of the Indemnitee therein, with counsel reasonably satisfactory to the Indemnitee; provided, however, that the Company shall not be entitled to assume the defense of the Indemnitee in any Proceeding if there has been a Change in Control or if the Indemnitee has reasonably concluded that there may be a conflict of interest between the Company and the Indemnitee with respect to such Proceeding. The Company will not be liable to the Indemnitee under this Agreement for any Expenses incurred by the Indemnitee in connection with the defense of any Proceeding, other than reasonable costs of investigation or as otherwise provided below, after notice from the Company to the Indemnitee of its election to assume the defense of the Indemnitee therein. The Indemnitee shall have the right to employ his own counsel in any such Proceeding, but the fees and expenses of such counsel incurred after notice from the Company of its assumption of the defense thereof shall be at the expense of the Indemnitee unless (i) the employment of counsel by the Indemnitee has been authorized by the Company; (ii) the Indemnitee shall have reasonably concluded that counsel employed by the Company may not adequately represent the Indemnitee and shall have so informed the Company; or (iii) the Company shall not in fact have employed counsel to assume the defense of the Indemnitee in such Proceeding, such counsel shall not in fact have assumed such defense or such counsel shall not be acting, in connection therewith, with reasonable diligence. In each such case the fees and expenses of the Indemnitee’s counsel shall be advanced by the Company in accordance with this Agreement.

C.        Settlement of Claims. The Company shall not settle any Proceeding in any manner which would impose any liability, penalty or limitation on the Indemnitee without the written consent of the Indemnitee, which consent shall not be unreasonably withheld or delayed. The Company shall not be liable to indemnify the Indemnitee under this Agreement or otherwise for any amounts paid in settlement of any Proceeding effected by the Indemnitee without the Company’s written consent, which consent shall not be unreasonably withheld or delayed.

IV. INDEMNIFICATION

A.       In General. Upon the terms and subject to the conditions set forth in this Agreement, the Company shall hold harmless and indemnify the Indemnitee against any and all Liabilities actually incurred by or for him or her in connection with any Proceeding (whether the Indemnitee is or becomes a party, a witness or is otherwise a participant in any role) to the fullest extent required or permitted by the Act and the LLC Agreement. For all matters for which the Indemnitee is entitled to indemnification under this Article IV, the Indemnitee shall be entitled to advancement of Expenses in accordance with Article V hereof.

B.        Proceeding Other Than a Proceeding by or in the Right of the Company. If the Indemnitee, by reason of his or her Corporate Status or alleged action or inaction in such capacity, was or is a party or is threatened to be made a party to any Proceeding (whether the Indemnitee is or becomes a party, a witness or is otherwise a participant in any role) (other than a Proceeding by or in the right of the Company or any Affiliate), the Company shall, subject to the limitations set forth in Section IV.F below, hold harmless and indemnify the Indemnitee against any and all Expenses and Liabilities actually and reasonably incurred by or for the Indemnitee in connection with the Proceeding, if the act(s) or omission(s) of the Indemnitee giving rise thereto were Good Faith Act(s) or Omission(s).

C.        Proceedings by or in the Right of the Company. If the Indemnitee, by reason of his or her Corporate Status or alleged action or inaction in such capacity, was or is a party or is threatened to be made a party to any Proceeding (whether the Indemnitee is or becomes a party, a witness or otherwise is a participant in any role) by or in the right of the Company or any Affiliate to procure a judgment in its favor, the Company shall, subject to the limitations set forth in Section IV.F below, hold harmless and indemnify the Indemnitee against any and all Expenses actually incurred by or for the Indemnitee in connection with the investigation, defense, settlement or appeal of such Proceeding, if the act(s) or omission(s) of the Indemnitee giving rise to the Proceeding were Good Faith Act(s) or Omission(s). However, no indemnification under this Section IV.C shall be made with respect to any claim, issue or matter as to which the Indemnitee shall have been finally judicially determined in a non-appealable judgment to be liable to the Company or any Affiliate, unless a court of appropriate jurisdiction (including, but not limited to, the court in which such Proceeding was brought) determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, regardless of whether the Indemnitee’s act(s) or omission(s) were found to be a Good Faith Act(s) or Omission(s), the Indemnitee is fairly and reasonably entitled to indemnification for such Expenses, which such court shall deem proper.

D.        Indemnification of a Party Who is Wholly or Partly Successful. Notwithstanding any other provision of this Agreement, to the extent that the Indemnitee is, by reason of the Indemnitee’s Corporate Status, a party to and is successful in, on the merits or otherwise, any Proceeding, the Indemnitee shall be indemnified by the Company to the maximum extent consistent with the Act and the LLC Agreement against all Expenses and Liabilities actually incurred by or for him or her in connection therewith. If the Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall hold harmless and indemnify the Indemnitee to the maximum extent consistent with the Act and the LLC Agreement against all Expenses and Liabilities actually and reasonably incurred by or for the Indemnitee in connection with each successfully resolved claim, issue or matter in such Proceeding. Resolution of a claim, issue or matter by dismissal, with or without prejudice, but except as provided in Section IV.F hereof, shall be deemed a successful result as to such claim, issue or matter so long as there has been no finding (either adjudicated or pursuant to Article VI hereof) that the act(s) or omission(s) of the Indemnitee giving rise thereto were not a Good Faith Act(s) or Omission(s).

E.        Indemnification for Expenses as Witness. Notwithstanding any other provision of this Agreement, to the extent that the Indemnitee, by reason of the Indemnitee’s Corporate Status, has prepared to serve or has served as a witness in any Proceeding, or has participated in discovery proceedings or other trial preparation, the Indemnitee shall be held harmless and indemnified against all Expenses actually and reasonably incurred by or for him or her in connection therewith.

F.        Specific Limitations on Indemnification. In addition to the other limitations set forth in this Article IV and notwithstanding anything in this Agreement to the contrary, the Company shall not be obligated under this Agreement to make any payment to the Indemnitee for indemnification with respect to any Proceeding:

1.       To the extent that payment is actually made to the Indemnitee under any insurance policy or is made on behalf of the Indemnitee by or on behalf of the Company otherwise than pursuant to this Agreement.

2.       If a court in such Proceeding has entered a judgment or other adjudication which is final and has become non-appealable and establishes that a claim of the Indemnitee for such indemnification arose from: (i) a breach by the Indemnitee of the Indemnitee’s duty of loyalty to the Company or its shareholders; (ii) acts or omissions of the Indemnitee for which the Indemnitee did not reasonably believe to be in or not opposed to the best interests of the Company or the Affiliates and was: (a) an act or omission involving negligence or misconduct, or, if the Indemnitee is an independent director, an act or omission involving gross negligence or willful misconduct, or (b) an act or omission that was material to the loss or liability and that was committed in bad faith or that was the result of active and deliberate dishonesty; (iii) acts or omissions of the Indemnitee which the Indemnitee had reasonable cause to believe were unlawful; or (iv) a transaction in which the Indemnitee actually received an improper personal benefit in money, property or services.

3.       If there has been no Change in Control, for Liabilities in connection with Proceedings settled without the consent of the Company, which consent shall not have been unreasonably withheld.

4.       For any loss or liability arising from an alleged violation of federal or state securities laws unless one or more of the following conditions are met: (i) there has been a successful adjudication in favor of the Indemnitee on the merits of each count involving alleged securities law violations as to the Indemnitee; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the Indemnitee; or (iii) a court of competent jurisdiction approves a settlement of the claims against the Indemnitee, finds that indemnification of the settlement and the related costs should be made, and has been advised of the position on indemnification for violations of securities laws of (A) the Securities and Exchange Commission and (B) any state securities regulatory authority in which securities of the Company were offered or sold.

5.       If such Indemnitee is a party to such Proceeding by reason of his or her status as an officer of director of the Manager or the Sub-Manager and such Proceeding is brought by a member of the Manager or the Sub-Manager against such Indemnitee arising from claims solely related to the relationship of the members as members of the Manager or the Sub-Manager.

V. ADVANCEMENT OF EXPENSES

Notwithstanding any provision to the contrary in Article VI hereof, the Company shall advance to the Indemnitee all Expenses which, by reason of the Indemnitee’s Corporate Status, were incurred by or for the Indemnitee in connection with any Proceeding for which the Indemnitee is entitled to indemnification pursuant to Article IV hereof, in advance of the final disposition of such Proceeding, provided that all of the following are satisfied: (i) the Indemnitee was made a party to the proceeding by reason of Indemnitee’s Corporate Status; (ii) the Indemnitee provides the Company with written affirmation of the Indemnitee’s good faith belief that the Indemnitee has met the standard of conduct necessary for indemnification by the Company pursuant to Article IV hereof; (iii) the Indemnitee provides the Company with a written agreement (the “Undertaking”) to repay the amount paid or reimbursed by the Company, together with the applicable legal rate of interest thereon, if it is ultimately determined that the Indemnitee is not entitled to indemnification; and (iv) the Proceeding is initiated by a third party who is not a Member, or the Proceeding is initiated by a Member and a count of competent jurisdiction specifically approves such advancement. The Indemnitee shall be required to execute and submit the Undertaking to repay Expenses Advanced in the form of Exhibit A attached hereto or in such form as may be required under applicable law as in effect at the time of execution thereof. The Undertaking shall reasonably evidence the Expenses incurred by or for the Indemnitee and shall contain the written affirmation by the Indemnitee, described above, of the Indemnitee’s good faith belief that the standard of conduct necessary for indemnification has been met. The Company shall advance such expenses within five (5) business days after its receipt of the Undertaking. The Indemnitee hereby agrees to repay any Expenses advanced hereunder if it is ultimately determined that the Indemnitee is not entitled to be indemnified against such Expenses. Any advances and the undertaking to repay pursuant to this Article V shall be unsecured.

VI. PROCEDURE FOR PAYMENT OF LIABILITIES;
DETERMINATION OF RIGHT TO INDEMNIFICATION

A.       Procedure for Payment. To obtain indemnification for Liabilities under this Agreement, the Indemnitee shall submit to the Company a written request for payment, including with such request such documentation as is reasonably available to the Indemnitee and reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification and payment hereunder. The Secretary of the Company, or such other person as shall be designated by the Board, shall promptly advise the Board in writing of such request for indemnification. Any indemnification payment due hereunder shall be paid by the Company no later than five (5) business days following the determination, pursuant to this Article VI, that such indemnification payment is proper hereunder.

B.        No Determination Necessary when the Indemnitee was Successful. To the extent the Indemnitee has been successful, on the merits or otherwise, in defense of any Proceeding referred to in Sections IV.B or IV.C above or in the defense of any claim, issue or matter described therein, the Company shall indemnify the Indemnitee against Expenses actually and reasonably incurred by or for the Indemnitee in connection with the investigation, defense or appeal of such Proceeding.

C.        Determination of Good Faith Act or Omission. In the event that Section VI.B above is inapplicable, the Company shall also hold harmless and indemnify the Indemnitee unless the Company proves by clear and convincing evidence to a forum listed in Section VI.D below that the act(s) or omission(s) of the Indemnitee giving rise to the Proceeding were not Good Faith Act(s) or Omission(s).

D.        Forum for Determination. The Indemnitee shall be entitled to select from among the following the forums in which the validity of the Company’s claim under Section VI.C above that the Indemnitee is not entitled to indemnification will be heard:

1.       A majority of the Disinterested Directors, or, if there are fewer than three (but at least one) Disinterested Directors, all of the Disinterested Directors;

2.       The shareholders of the Company;

3.       Legal counsel selected by the Indemnitee, subject to the approval of the Board, which approval shall not be unreasonably delayed or denied and which counsel shall make such determination in a written opinion; or

4.       A panel of three arbitrators, one of whom is selected by the Company, another of whom is selected by the Indemnitee and the last of whom is selected jointly by the first two arbitrators so selected.

As soon as practicable, and in no event later than thirty (30) days after written notice of the Indemnitee’s choice of forum pursuant to this Section VI.D, the Company shall, at its own expense, submit to the selected forum its claim that the Indemnitee is not entitled to indemnification, and the Company shall act in the utmost good faith to give the Indemnitee a complete opportunity to defend against such claim. The fees and expenses of the forum selected in connection with making the determination contemplated hereunder shall be paid by the Company. If the Company fails to submit the matter to the selected forum within thirty (30) days of the Indemnitee’s written notice or if the selected forum fails to make the requested determination within thirty (30) days of the matter being submitted to it by the Company, the determination that the Indemnitee has the right to indemnification will be made.

E.        Right to Appeal. Notwithstanding a determination by any forum listed in Section VI.D above that the Indemnitee is not entitled to indemnification with respect to a specific Proceeding, the Indemnitee shall have the right to apply to the court in which that Proceeding is or was pending, or to any other court of competent jurisdiction, for the purpose of enforcing the Indemnitee’s right to indemnification pursuant to this Agreement. Such enforcement action shall consider the Indemnitee’s entitlement to indemnification de novo, and the Indemnitee shall not be prejudiced by reason of a prior determination that the Indemnitee is not entitled to indemnification. The Company shall be precluded from asserting that the procedures and presumptions of this Agreement are not valid, binding and enforceable. The Company further agrees to stipulate in any such judicial proceeding that the Company is bound by all the provisions of this Agreement and is precluded from making any assertion to the contrary.

F.        Right to Seek Judicial Determination. Notwithstanding any other provision of this Agreement to the contrary, at any time sixty (60) days after a request for indemnification has been made to the Company (or upon earlier receipt of written notice that a request for indemnification has been rejected) and before the third (3rd) anniversary of the making of such indemnification request, the Indemnitee may petition a court of competent jurisdiction, regarding whether the court has jurisdiction over or is the forum in which the Proceeding is pending, to determine whether the Indemnitee is entitled to indemnification hereunder, and such court shall have the exclusive authority to make such determination, unless and until the Indemnitee’s action is dismissed or otherwise terminated before such determination is made. The court, as petitioned, shall make an independent determination of whether the Indemnitee is entitled to indemnification hereunder, without regard to any prior determination in any other forum.

G.        Expenses under this Agreement. Notwithstanding any other provision in this Agreement to the contrary, the Company shall indemnify the Indemnitee against all Expenses incurred by the Indemnitee in connection with any hearing or proceeding under this Article VI involving the Indemnitee and against all Expenses incurred by the Indemnitee in connection with any other action between the Company and the Indemnitee involving the interpretation or enforcement of the rights of the Indemnitee under this Agreement, even if it is finally determined that the Indemnitee is not entitled to indemnification in whole or in part hereunder.

VII. PRESUMPTIONS AND EFFECT
OF CERTAIN PROCEEDINGS

A.       Burden of Proof. In making a determination with respect to entitlement to indemnification hereunder, the person, persons, entity or entities making such determination shall presume that the Indemnitee is entitled to indemnification under this Agreement and the Company shall have the burden of proof of overcoming that presumption.

B.        Effect of Other Proceedings. The termination of any Proceeding or any claim, issue or matter therein by judgment, order or settlement shall not create a presumption that the act(s) or omission(s) giving rise to the Proceeding were not Good Faith Act(s) or Omission(s). The termination of any Proceeding by conviction, upon a plea of nolo contendere, or its equivalent, or an entry of an order of probation prior to judgment, shall create a rebuttable presumption that the act(s) or omission(s) of the Indemnitee giving rise to the Proceeding were not Good Faith Act(s) or Omission(s).

C.        Reliance as Safe Harbor. For the purposes of any determination of whether any act or omission of the Indemnitee was a Good Faith Act or Omission, each act of the Indemnitee shall be deemed to be a Good Faith Act or Omission if the Indemnitee’s action is based on the records or books of accounts of the Company, including financial statements, on information supplied to the Indemnitee by the officers of the Company in the course of their duties, on the advice of legal counsel for the Company or the independent directors or any committee thereof, or on information or records given or reports made to the Company by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Company. The provisions of this Section VII.C shall not be exclusive or deemed to limit in any way the other circumstances in which the Indemnitee may be deemed to have met the applicable standard of conduct set forth in this Agreement or under applicable law.

D.        Actions of Others. The knowledge and/or actions or failure to act of any director, officer, agent or employee of the Company shall not be imputed to the Indemnitee for the purposes of determining the right to indemnification under this Agreement.

VIII. INSURANCE

In the event that the Company maintains officers’ and directors’ or similar liability insurance to protect itself and any director or officer of the Company against any expense, liability or loss, such insurance shall cover the Indemnitee to at least the same degree as each other director and/or officer of the Company.

IX. OBLIGATIONS OF THE COMPANY
UPON A CHANGE IN CONTROL

In the event of a Change in Control and upon written request of the Indemnitee, the Company shall establish a trust for the benefit of the Indemnitee hereunder (a “Trust”), and from time to time and upon written request from the Indemnitee, shall fund the Trust in an amount sufficient to satisfy all amounts actually paid hereunder as indemnification for Liabilities or Expenses (including those paid in advance) or which the Indemnitee reasonably determines and demonstrates, from time to time, may be payable by the Company hereunder. The amount or amounts to be deposited in the Trust shall be determined by legal counsel selected by the Indemnitee and approved by the Company, which approval shall not be unreasonably withheld. The terms of the Trust shall provide that: (i) the Trust shall not be dissolved or the principal thereof invaded without the written consent of the Indemnitee; (ii) the trustee of the Trust (the “Trustee”) shall be selected by the Indemnitee; (iii) the Trustee shall make advances to the Indemnitee for Expenses within ten (10) business days following receipt of a written request therefor (and the Indemnitee hereby agrees to reimburse the Trust under the circumstances under which the Indemnitee would be required to reimburse the Company under Article V hereof); (iv) the Company shall continue to fund the Trust from time to time in accordance with its funding obligations hereunder; (v) the Trustee shall promptly pay to the Indemnitee all amounts as to which indemnification is due under this Agreement; (vi) unless the Indemnitee agrees otherwise in writing, the Trust for the Indemnitee shall be kept separate from any other trust established for any other person to whom indemnification might be owed by the Company; and (vii) all unexpended funds in the Trust shall revert to the Company upon final, nonappealable determination by a court of competent jurisdiction that the Indemnitee has been indemnified to the full extent required under this Agreement.

X. NON-EXCLUSIVITY,
SUBROGATION AND MISCELLANEOUS

A.       Non-Exclusivity. The rights of the Indemnitee hereunder shall not be deemed exclusive of any other rights to which the Indemnitee may at any time be entitled under any provision of the Act and the LLC Agreement of the Company, as the same may be in effect from time to time, any agreement, a vote of shareholders of the Company or a resolution of directors of the Company or otherwise. To the extent that, during the term of this Agreement, the rights of the then-existing directors and officers of the Company are more favorable to such directors or officers than the rights currently provided to the Indemnitee under this Agreement, the Indemnitee shall be entitled to the full benefits of those more favorable rights.

No amendment, alteration, rescission or replacement of this Agreement or any provision hereof that would limit in any way the benefits and protections afforded to an Indemnitee by this Agreement shall be effective as to an Indemnitee with regards to any action or inaction undertaken by such Indemnitee in the Indemnitee’s Corporate Status prior to such amendment, alteration, rescission or replacement.

B.        Subrogation. In the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute all required documents and take all action necessary to secure such rights, including execution of documents necessary to enable the Company to bring suit to enforce such rights.

C.        Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given: (i) if delivered by hand, by courier or by telegram and receipted for by the party to whom such notice or other communication was directed at the time indicated on such receipt; (ii) if by facsimile at the time shown on the confirmation of such facsimile transmission; or (iii) if by U.S. certified or registered mail, with postage prepaid, on the third business day after the date on which it is so mailed:

If to the Indemnitee, as shown with the Indemnitee’s signature below.

If to the Company to:

CNL Strategic Capital, LLC

450 South Orange Avenue

Orlando, FL 32801

Attention: Holly J. Greer, General Counsel

Facsimile No.: 407-540-2699

With copies to:

CNL Strategic Capital Management, LLC

c/o CNL Financial Group, LLC

450 South Orange Avenue

Orlando, FL 32801

Attention: Office of General Counsel

Facsimile No.: (407) 540-2699

or to such other address as may have been furnished to the Indemnitee by the Company or to the Company by the Indemnitee, as the case may be.

D.        Governing Law. The parties agree that this Agreement shall be governed by, construed and enforced in accordance with the internal laws of the State of Delaware, without application of the conflict of laws principles thereof.

E.        Binding Effect. Except as otherwise provided in this Agreement, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns. The Company shall require any successor or assignee (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of its respective assets or business and by written agreement in form and substance reasonably satisfactory to the Indemnitee, to expressly assume and agree to be bound by and perform this Agreement in the same manner and to the same extent as the Company would be required to perform absent such succession or assignment.

F.        Waiver. No termination, cancellation, modification, amendment, deletion, addition or other change in this Agreement or any provision hereof, or waiver of any right or remedy herein, shall be effective for any purpose unless specifically set forth in a writing signed by the party or parties to be bound thereby. The waiver of any right or remedy with respect to any occurrence on one occasion shall not be deemed a waiver of such right or remedy with respect to such occurrence on any other occasion.

G.        Entire Agreement. This Agreement constitutes the entire agreement and understanding among the parties hereto in reference to the subject matter hereof; provided, however, that the parties acknowledge and agree that the Amended and Restated Limited Liability Company Agreement of the Company contain provisions on the subject matter hereof and that this Agreement is not intended to, and does not, limit the rights or obligations of the parties hereto pursuant to such instruments. This Agreement supersedes any prior agreement entered into between the parties with respect to the subject matter hereof.

H.        Titles. The titles to the articles and sections of this Agreement are inserted for convenience only and should not be deemed a part hereof or affect the construction or interpretation of any provisions hereof.

I.         Invalidity of Provisions. Every provision of this Agreement is severable, and the invalidity or unenforceability of any term or provision shall not affect the validity or enforceability of the remainder of this Agreement.

J.         Pronouns and Plurals. Where applicable, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

K.        Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together constitute one agreement binding on all the parties hereto.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

CNL STRATEGIC CAPITAL, LLC,
a Delaware limited liability company

By:
Name:
Title:	Chief Executive Officer

, as INDEMNITEE
Name:
Address:

EXHIBIT A

FORM OF UNDERTAKING TO REPAY EXPENSES ADVANCED

The Board of Directors of CNL Strategic Capital, LLC

Re:	Undertaking to Repay Expenses Advanced

Ladies and Gentlemen:

The undertaking is being provided pursuant to that certain Indemnification Agreement dated the ____ day of __________, 20__, by and between CNL Strategic Capital LLC and the undersigned Indemnitee (the “Indemnification Agreement”), pursuant to which I am entitled to advancement of expenses in connection with [Description of Proceeding] (the “Proceeding”). Terms used herein and not otherwise defined shall have the meanings specified in the Indemnification Agreement.

I am subject to the Proceeding by reason of my Corporate Status or by reason of alleged actions or omissions by me in such capacity. During the period of time to which the Proceeding relates I was — [name of office(s) held] of CNL Strategic Capital, LLC. Pursuant to Article IV of the Indemnification Agreement, the Company is obligated to reimburse me for Expenses that are actually and reasonably incurred by or for me in connection with the Proceeding, provided that I execute and submit to the Company an Undertaking in which I: (i) undertake to repay any Expenses paid by the Company on my behalf, together with the applicable legal rate of interest thereon, if it shall be ultimately determined that I am not entitled to be indemnified thereby against such Expenses; (ii) affirm my good faith belief that I have met the standard of conduct necessary for indemnification; and (iii) reasonably evidence the Expenses incurred by or for me.

[Description of expenses incurred by or for Indemnitee]

The letter shall constitute my undertaking to repay to the Company any Expenses paid by it on my behalf, together with the applicable legal rate of interest thereon, in connection with the Proceeding if it is ultimately determined that I am not entitled to be indemnified with respect to such Expenses as set forth above. I hereby affirm my good faith belief that I have met the standard of conduct necessary for indemnification and that I am entitled to such indemnification.

[Name]

[Date]